UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

__________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 6, 2015

CVSL Inc.

(Exact name of registrant as specified in its charter)

Florida	Commission	98-0534701
(State or other jurisdiction	File No.: 00-52818	(IRS Employer
of incorporation or organization)		Identification No.)

2400 North Dallas Parkway, Suite 230, Plano, Texas 75093

(Address of principal executive offices and zip code)

(972) 398-7120

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 6, 2015, Trillium Pond AG (“Trillium Pond”), a Swiss corporation wholly owned by CVSL AG, a Swiss corporation wholly owned by CVSL Inc., a Florida corporation (the “Company”) entered into a Share Purchase Agreement (the “SPA”) with Findel plc (“Findel”), a company incorporated in England whose registered office is at 2 Gregory Street, Hyde, Cheshire SK14 4TH to purchase from Findel all of the issued and outstanding share capital of Kleeneze Limited (“Kleeneze”), a company incorporated in England and Wales whose registered office is at 2 Gregory Street, Hyde, Cheshire SK14 4TH. Kleeneze has one wholly-owned subsidiary, Kleeneze (Ireland) Limited.

Kleeneze was founded in 1923 and sells a variety of household goods through a network of more than 7,000 independent sales representatives in the U.K. and Ireland.

Pursuant to the SPA, Trillium Pond has agreed to acquire all 2,500,001 shares of Kleeneze common stock issued and outstanding in exchange for payment to Findel of Three Million Six Hundred Eighteen Thousand Five Hundred Thirty-Four pounds sterling (£3,618,534) (the “Base Consideration”) subject to adjustment based on Kleeneze’s final last twelve months earnings before interest, taxes, depreciation and amortization (“LTM EBITDA”) calculated prior to the closing date. The closing date is expected to be within 45 days of the execution of the SPA. Of the Base Consideration, Five Hundred Thousand pounds sterling (£500,000) will be held in a Retention or Escrow Account pending the final determination of the LTM EBITDA, if necessary. The SPA contains customary conditions required to be fulfilled or waived prior to consummation of the acquisition. There can be no guarantee that the conditions to closing will be met.

Should the LTM EBITDA fall below a predetermined amount, a portion of the Base Consideration can be paid, at Trillium Pond’s option, in either cash or shares of CVSL Inc. Common Stock, par value $0.0001 (“CVSL Shares”). Should the LTM EBITDA exceed the benchmark amount, the consideration will be increased by five times the increase of LTM EBITDA over the predetermined amount, but in no instance will total consideration exceed Five Million pounds sterling (£5,000,000). Any consideration paid above the Base Consideration is to be paid in CVSL Shares.

The SPA provides that Kleeneze is to maintain approximately Five Million One Hundred Nineteen Thousand Nine Hundred Forty-Nine pounds sterling (£5,119,949) of total working capital at closing, of which Eight Hundred Sixty Six Thousand pounds sterling (£866,000) shall be cash held by Kleeneze at closing.

As part of the SPA, Findel agrees to indemnify Trillium Pond against certain losses relating to potential breaches of the SPA, certain fees and expenses, and certain post-closing liabilities of Kleeneze.

The closing of the SPA is conditioned upon the delivery and execution of a Service Level Agreement (the “SLA”) between Findel’s wholly-owned subsidiary, Express Gifts Limited (“EGL”), and Kleeneze to be entered into providing for (i) EGL to continue to providing warehousing, packaging and fulfillment services, as well as other services such as of office space and information technology support, to Kleeneze for a minimum of eighteen (18) months after the closing, and (ii) Kleeneze to pay a fee per shipped order, dependent on the warehouse location, as well as certain fees associated with the other services in the SLA.

In addition, the closing of the SPA is also conditioned upon the delivery and execution of a Transitional Services Agreement (the “TSA”) between Kleeneze and Findel providing for (i) Findel to continue to provide certain administrative functions to Kleeneze for a maximum of twelve months after the closing and (ii) Kleeneze paying Findel agreed upon fees for such administrative services during the term of the TSA. Such services will include finance support, human resources and other back office services to support Kleeneze’s ongoing operations.

The Company and Kleeneze anticipate entering into employment agreements with certain key Kleeneze personnel. The terms of such employment agreements are anticipated to be finalized prior to the closing of the transactions.

Should any CVSL Shares be issued by the Company to Findel as part of the consideration, such shares will be issued in a private placement transaction pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, and such issuance is subject to approval by the NYSE MKT.

The foregoing descriptions of the SPA, the SLA and the TSA do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, copies of which are attached hereto as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, respectively.

The documents attached hereto are included with this Current Report on Form 8-K (this “Current Report”) only to provide investors with information regarding the terms and conditions of such documents, and not to provide investors with any other factual information regarding the Company, Kleeneze, or other parties, or their businesses or operations.  Investors should not rely on any representations and warranties in any such documents or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Kleeneze, or other parties, as applicable.  Information concerning the subject matter of any representations and warranties in such documents may change after the date of such documents, and such subsequent information may or may not fully be reflected in the Company’s public disclosures or periodic reports filed with the Securities and Exchange Commission (the “Commission”).  The representations, warranties, and covenants contained in such documents were made only for purposes of the respective document and as of specific dates, are solely for the benefit of the parties to such documents, may be subject to limitations agreed upon by the parties, including with respect to the SPA being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to such agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors.  The attached documents should not be read alone, but should instead be read in connection with the other information regarding the Company, Kleeneze, and their businesses and operations, as applicable, that is or will be contained in, or incorporated by reference into, the Company’s Annual Reports on Forms 10-K, Quarterly Reports on Forms 10-Q, proxy or information statements, and other documents that the Company files with or furnishes to the Commission.

Item 8.01	Other Events.

The Company issued a press release on February 6, 2015, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Financial statements required to be filed under Item 9.01(a) of Form 8-K, if any, will be filed by amendment to this Current Report no later than 71 calendar days after the date this Current Report was required to be filed.

(d)	Exhibits.

10.1	Share Purchase Agreement, dated February 6, 2015, between Trillium Pond AG and Findel plc.

10.2	Service Level Agreement to be executed at closing between Kleeneze and Express Gifts, Ltd.

10.3	Transition Services Agreement to be executed at closing between Kleeneze and Findel plc.

99.1	Press release of CVSL Inc. dated February 6, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CVSL Inc.

Date: February 6, 2015	By:	/s/ John P. Rochon
John P. Rochon
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit Number*	Description

10.1	Share Purchase Agreement, dated February 6, 2015, between Trillium Pond AG and Findel plc.

10.2	Service Level Agreement to be executed at closing between Kleeneze and Express Gifts, Ltd.

10.3	Transition Services Agreement to be execute at closing between Kleeneze and Findel plc.

99.1	Press release of CVSL Inc. dated February 6, 2015.

______________________________

* Financial statements required to be filed under Item 9.01(a) of Form 8-K, if any, will be filed by amendment to this Current Report no later than 71 calendar days after the date this Current Report was required to be filed.